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                                                                     EXHIBIT 2

                              SEMELE GROUP INC.
               Formerly known as Banyan Strategic Land Fund II

                         AMENDED AND RESTATED BYLAWS

                                  ARTICLE I

                                   OFFICES

     The Corporation may have offices at such place or places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                 ARTICLE II

                          MEETINGS OF STOCKHOLDERS

     Section 1. Time and Place of Meetings. All meetings of the stockholders for the election of directors shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or, in the case of an adjourned meeting, as announced at the meeting at which the adjournment is taken. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof or, in the case of an adjourned meeting, as announced at the meeting at which the adjournment is taken.

     Section 2. Annual Meetings. Annual meetings of stockholders shall be held at such date and time within six months following the end of each fiscal year of the Corporation as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which the stockholders shall elect by a plurality vote a Board of Directors and transact such other business as may properly be brought before the meeting.

     Section 3. Notice of Annual Meetings. Written notice of the annual meeting, stating the place, date, and hour of the meeting, shall be given to each stockholder of record entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting. If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

     Section 4. Special Meetings. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called at any time by order of the Board of Directors and shall be called by the Chairman of the Board, the


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President, or the Secretary at the request in writing of a majority of the
Board of Directors, a majority of the Independent Directors, or stockholders holding at least 30% of the outstanding shares of Common Stock of the Corporation. Such request shall state the purpose or purposes of the proposed special meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

     Section 5. Notice of Special Meetings. Written notice of a special meeting, stating the place, date, and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given to each stockholder of record entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting. If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

     Section 6. Quorum. Except as otherwise provided by statute, these Bylaws, or the Certificate of Incorporation, the holders of stock having a majority of the voting power of the stock entitled to be voted thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time without notice (other than announcement at the meeting at which the adjournment is taken of the time and place of the adjourned meeting) until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If any single adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 7. Organization. At each meeting of the stockholders, the Chairman or Vice Chairman of the Board or the President, determined as provided in Article V of these Bylaws, or if those officers shall be absent therefrom, another officer of the Corporation chosen as chairman present in person or by proxy and entitled to vote thereat, or if all the officers of the Corporation shall be absent therefrom, a stockholder holding of record shares of stock of the Corporation so chosen, shall act as chairman of the meeting and preside thereat. The Secretary, or if he or she shall be absent from such meeting or shall be required pursuant to the provisions of this Section 7 to act as chairman of such meeting, the person (who shall be an Assistant Secretary, if an Assistant Secretary shall be present thereat) whom the chairman of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

     Section 8. Voting. Except as otherwise provided in the Certificate of Incorporation, each stockholder shall, at each meeting of the stockholders, be entitled to one vote in person or by proxy for each share of stock of the Corporation held by him, her or it and registered in his, her or its name on the books of the Corporation on the date fixed pursuant to the provisions of
Section 5 of Article VII of these Bylaws as the record date for the determination of stockholders who shall be


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entitled to notice of and to vote at such meeting.  Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held directly or indirectly by the Corporation, shall not be entitled to vote. Any vote by stock of the Corporation may be given at any meeting of the stockholders by the stockholder entitled thereto, in person or by his or her proxy appointed by an instrument in writing subscribed by such stockholder or by his or her attorney thereunto duly authorized and delivered to the Secretary of the Corporation or to the secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after three years from its date, unless said proxy shall provide for a longer period. Each proxy shall be revocable unless expressly provided therein to be irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation.

     At all meetings of the stockholders, all matters, except where other provision is made by law, the Certificate of Incorporation, or these Bylaws, shall be decided by the vote of a majority of the votes cast by the stockholders present in person or by proxy and entitled to vote thereat, a quorum being present. In all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Where a separate vote by class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter and the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class. Unless demanded by a stockholder of the Corporation present in person or by proxy at any meeting of the stockholders and entitled to vote thereat, or so directed by the chairman of the meeting, the vote thereat on any question other than the election or removal of directors need not be by written ballot. Upon a demand of any such stockholder for a vote by written ballot on any question or at the direction of such chairman that a vote by written ballot be taken on any question, such vote shall be taken by written ballot. On a vote by written ballot, each ballot shall be signed by the stockholder voting, or by his or her proxy, if there be such proxy, and shall state the number of shares voted.

     Section 9. List of Stockholders. It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of its stock ledger, either directly or through another officer of the Corporation designated by him or her or through a transfer agent appointed by the Board of Directors, to prepare and make, at least 10 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days before said meeting, either at a place within the city where said meeting is to be held, which place shall be specified in the notice of said meeting, or, if not so specified, at the place where said meeting is to be held. The list


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shall also be produced and kept at the time and place of said meeting during the whole time thereof, and may be inspected by any stockholder of record who shall be present thereat. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, such list or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

     Section 10.  Inspectors of Election.

          (a) The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors or replace an inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

          (b) The inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

          (c) The date and time of the operating and the closing of the polls for each matter upon which the stockholders will vote at meeting shall be announced at the meeting.

          (d) In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, ballots and the regular books and records of the Corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the time they make their certification pursuant to subsection
(b)(v) of this section shall specify the precise information considered by them including the person or persons from whom they obtained information, when the information was obtained and the basis for the inspectors' belief that such information is accurate and reliable.

     Section 11.  Actions Without a Meeting.

          (a) Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice, and without a vote if a consent


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in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereat were present and voted. Notice of the taking of corporate action without a meeting shall be delivered to the Corporation by delivery to its registered office, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of members are recorded. Delivery made to the Corporation shall be by hand or by certified or registered mail, return receipt requested.

          (b) Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporation action referred to therein unless, within sixty days of the earliest dated consent delivered in the manner required by this Article II,
Section 11 to the Corporation, written consents signed by a sufficient number of stockholders to take action are delivered to the Corporation by delivery to its registered office, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation shall be by hand or by certified or registered mail, return receipt requested.

          (c) Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                 ARTICLE III

                             BOARD OF DIRECTORS

     Section 1. Powers. The business and affairs of the Corporation shall be managed by its Board of Directors, which shall have and may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, the Certificate of Incorporation, or these Bylaws directed or required to be exercised or done by the stockholders.

     Section 2. Number, Qualification, and Term of Office. The Board of Directors elected immediately following the adoption of these Bylaws shall consist of not less than four (4) nor more than nine (9) individuals, at least a majority of whom shall at all times be Independent Directors, and shall be divided into three Classes as nearly equal in number as possible, with the initial terms of such Classes being one year, two years and three years respectively. Except as provided in the immediately preceding sentence, the term of office for each Director shall be three years. Thereafter, the number of Directors which shall constitute the whole Board of Directors shall be determined by resolution of the Board of Directors or by the stockholders at any annual or special meeting or otherwise pursuant to action of the stockholders. Directors need not be stockholders. The directors shall be elected at the annual meeting of the stockholders, except as contemplated by the second sentence of this Section and as provided in Sections 4 and 5 of this
Article III, and each director elected shall hold office until the next annual meeting of the stockholders of the corporation and until his or her successor is duly elected and qualified, or until his or her death or retirement or until he or she resigns or is removed in the manner hereinafter provided. Such election shall be by written


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ballot.   For purposes of this Article III, Section 2, "Independent
Directors" shall mean directors who (i) are not affiliated directly or indirectly (whether by ownership of, ownership interest in, employment by, or service as an officer or director by such person or an immediate family member) with any person or entity which beneficially owns in excess of five percent of the Company's common stock, on a fully-diluted basis (a "Five Percent Holder") or any person or entity controlling, controlled by, or under common control with, a Five Percent Holder, (ii) perform no other ongoing or substantial services for the Corporation except as directors.

     Section 3. Resignation. Any director may resign at any time by giving written notice of his or her resignation to the Corporation. Any such resignation shall take effect at the time specified therein, or if the time when it shall become effective shall not be specified therein, then it shall take effect immediately upon its receipt by the Secretary. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 4. Removal of Directors. Any director may be removed, for cause only, at any time, by the affirmative vote of a majority in voting interest of the stockholders of record of the Corporation entitled to vote, given at an annual meeting or at a special meeting of the stockholders called for that purpose. The vacancy in the Board of Directors caused by any such removal shall be filled by the stockholders at such meeting or by the directors as provided in Section 5 of this Article III. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director's term of office.

     Section 5. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office though less than a quorum, or by a sole remaining director, or by a plurality of the votes cast at a meeting of stockholders, and the directors so chosen shall hold office until the annual meeting next after their election and until their successors are elected and qualified, unless sooner displaced. If at any time, by reason of death or resignation ro other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the Certificate of Incorporation or these Bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the General Corporation Law of Delaware. If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole board (as constituted immediately prior to any such increase), then the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten (10) percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then if office as aforesaid, which election shall be governed by the provisions of
Section 211 of the General Corporation Law of Delaware as far as applicable.


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                     MEETINGS OF THE BOARD OF DIRECTORS

     Section 6. Place of Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

     Section 7. Annual Meetings. The first meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of stockholders, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. If such meeting is not held immediately after the annual meeting of stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

     Section 8. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

     Section 9. Special Meetings; Notice. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President, or the Secretary on 24 hours' notice to each director, either personally or by telephone or by mail, telecopy, or other form of recorded communication; special meetings shall be called by the Chairman of the Board, the President, or the Secretary in like manner and on like notice on the written request of two directors. Notice of any such meeting need not be given to any director, however, if waived by him or her in writing or by mail, telecopy, or other form of recorded communication, or if he or she shall be present at such meeting.

     Section 10. Quorum and Manner of Acting. At all meetings of the Board of Directors, a majority of the directors at the time in office (but not less than one-third of the whole Board of Directors) shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, these Bylaws or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 11. Remuneration. Unless otherwise expressly provided by resolution adopted by the Board of Directors, the directors of the Corporation shall be paid an annual fee of $15,000, payable quarterly, plus $875 for each Board meeting, including meetings of the audit committee, attended in person and $250 an hour for each Board meeting, including meetings of the audit committee, attended via telephonic conference call. In addition, each Director shall be reimbursed for out-of-pocket expenses incurred in attending meetings of the Board. The Board of Directors may at any time and from time to time by resolution provide that a different sum shall be paid to any director of the Corporation, either as his or her annual remuneration as such director or member of



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any committee of the Board of Directors or as remuneration for his or her attendance at each meeting of the Board of Directors or any such committee. The Board of Directors may also likewise provide that the Corporation shall reimburse each director for any expenses paid by him on account of his or her attendance at any meeting. Nothing in this Section 10 shall be construed to preclude any director from serving the Corporation in any other capacity and receiving remuneration thereof.

                           COMMITTEES OF DIRECTORS

     Section 12. Executive Committee: How Constituted and Powers. The Board of Directors may in its discretion, by resolution passed by a majority of the whole Board of Directors, designate an Executive Committee consisting of three or more of the directors of the Corporation. Subject to the provisions of
Section 141 of the General Corporation Law of the State of Delaware, the Certificate of Incorporation, and these Bylaws, the Executive Committee shall have and may exercise, when the Board of Directors is not in session, all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and shall have the power to authorize the seal of the Corporation to be affixed to all papers which may require it; but the Executive Committee shall not have the power to fill vacancies in the Board of Directors, the Executive Committee or any other committee of directors or to elect or approve offices of the Corporation. The Executive Committee shall have the power and authority to authorize the issuance of common stock and grant and authorize options and other rights with respect to such issuance. The Board of Directors shall have the power at any time, by resolution passed by a majority of the whole Board of Directors, to change the membership of the Executive Committee, to fill all vacancies in it, or to dissolve it, either with or without cause.

     Section 13. Organization. The Chairman of the Executive Committee, to be selected by the Board of Directors, shall act as chairman at all meetings of the Executive Committee and the Secretary shall act as secretary thereof. In case of the absence from any meeting of the Executive Committee of the Chairman of the Executive Committee or the Secretary, the Executive Committee may appoint a chairman or secretary, as the case may be, of the meeting.

     Section 14.  Meetings.   Regular meetings of the Executive Committee, of
which no notice shall be necessary, may be held on such days and at such places, within or without the State of Delaware, as shall be fixed by resolution adopted by a majority of the Executive Committee and communicated in writing to all its members. Special meetings of the Executive Committee shall be held whenever called by the Chairman of the Executive Committee or a majority of the members of the Executive Committee then in office. Notice of each special meeting of the Executive Committee shall be given by mail, telecopy, or other form of recorded communication or be delivered personally or by telephone to each member of the Executive Committee not later than the day before the day on which such meeting is to be held. Notice of any such meeting need not be given to any member of the Executive Committee, however, if waived by him or her in writing or by mail, telecopy, or other form of recorded communication, or if he or she shall be present at such meeting; and any meeting of the Executive Committee shall be a legal meeting without any notice thereof having been given, if all members of the Executive Committee shall be present thereat. Subject to the provisions


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of this Article III, the Executive Committee, by resolution adopted by a majority of the whole Executive Committee, shall fix its own rules of procedure.

     Section 15. Quorum and Manner of Acting. A majority of the Executive Committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at a meeting thereof at which a quorum is present shall be the act of the Executive Committee.

     Section 16. Other Committees. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board of Directors, designate one or more other committees consisting of three or more directors of the Corporation, which, to the extent provided in said resolution or resolutions, shall have and manage, exercise, subject to the provisions of Section 141 of the General Corporation Law of the State of Delaware, the Certificate of Incorporation, and these Bylaws, the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and shall have the power to authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power to fill vacancies in the Board of Directors, the Executive Committee, or any other committee or in their respective membership, to appoint or remove officers of the Corporation, or to authorize the issuance of shares of the capital stock of the Corporation, except that such a committee may, to the extent provided in said resolutions, grant and authorize options and other rights with respect to the common stock of the Corporation pursuant to and in accordance with any plan approved by the Board of Directors. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. A majority of all the members of any such committee may determine its action and fix the time and place of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power to change the members of any such committee at any time to fill vacancies, and to discharge any such committee, either with or without cause, at any time.

     Section 17. Alternate Members of Committees. The Board of Directors may designate one or more directors as alternate members of the Executive Committee or any other committee, who may replace any absent or disqualified member at any meeting of the committee, or if none be so appointed, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

     Section 18. Minutes of Committees. Each committee shall keep regular minutes of its meetings and proceedings and report the same to the Board of Directors at the next meeting thereof.

                                   GENERAL

     Section 19. Actions Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without consent thereto in writing, and


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the writing or writings are filed with the minutes of proceedings of the Board of Directors or the committee.

     Section 20. Presence at Meetings by Means of Communications Equipment. Members of the Board of Directors, or of any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting conducted pursuant to this Section 20 shall constitute presence in person at such meeting.

                                 ARTICLE IV

                                   NOTICES

     Section 1. Type of Notice. Whenever, under the provisions of any applicable statute, the Certificate of Incorporation, or these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, in person or by mail, addressed to such director or stockholder, at his or her address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given in any manner permitted by Article III hereof and shall be deemed to be given at the time when first transmitted by the method of communication so permitted.

     Section 2. Waiver of Notice. Whenever any notice is required to be given under the provisions of any applicable statute, the Certificate of Incorporation, or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto, and transmission of a waiver of notice by a director or stockholder by mail, telecopy, or other form of recorded communication may constitute such a waiver.

                                  ARTICLE V

                                  OFFICERS

     Section 1. Elected and Appointed Officers. The elected officers of the Corporation shall be a President, Chief Operating Officer, Chief Executive Officer, one or more Vice Presidents, with or without such descriptive titles as the Board of Directors shall deem appropriate, a Secretary, and a Treasurer, a Vice Chairman of the Board (who shall be a director) and a Chairman of the Board (who shall be a director) and a Controller. The Board of Directors or the Executive Committee of the Board of Directors by resolution also may appoint one or more Assistant Vice Presidents, Assistant Treasurers, Assistant Secretaries, Assistant Controllers, and such other officers and agents as from time to time may appear to be necessary or advisable in the conduct of the affairs of the Corporation.


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     Section 2.  Time of Election or Appointment.   The Board of Directors at
its annual meeting shall elect or appoint, as the case may be, the officers to fill the positions designated in order pursuant to Section 1 of this Article V. Officers of the Corporation may also be elected or appointed, as the case may be, at any other time.

     Section 3. Salaries of Elected or Appointed Officers. The salaries of all elected or appointed officers of the Corporation shall be fixed by the Board of Directors, unless this function is delegated to the President and/or Chief Executive Officer with respect to officers other than President and Chief Executive Officer.

     Section 4. Term. Each officer of the Corporation shall hold his office until his or her successor is duly elected or appointed and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Any officer elected or appointed by the Board of Directors or the Executive Committee may be removed at any time by the affirmative vote of a majority of the whole Board of Directors. Any vacancy occurring in any office of the Corporation by death, resignation, removal, or otherwise may be filled by the Board of Directors or the appropriate committee thereof.

     Section 5. Duties of the Chairman of the Board. The Chairman of the Board, if one be elected, shall preside when present at all meetings of the Board of Directors and, with the approval of the President, may preside at meetings of the stockholders. He or she shall advise and counsel the President and other officers of the Corporation, and shall exercise such powers and perform such duties as shall be assigned to or required of him or her from time to time by the Board of Directors.

     Section 6. Duties of the Vice Chairman of the Board. The Vice Chairman of the Board, if one be elected, shall preside when present at all meetings of the Board of Directors in the absence of the Chairman of the Board, and, with the approval of the President, may preside at meetings of the stockholders. He or she shall assist the Chairman of the Board in fulfillment of the Chairman's functions, and shall advise and counsel the President and other officers of the Corporation, and shall exercise such powers and perform such duties as shall be assigned to or required of him or her from time to time by the Board of Directors.

     Section 7. Duties of the President. The President shall be the chief executive officer of the Corporation and, subject to the provisions of these Bylaws, shall have general supervision of the affairs of the Corporation and shall have general and active control of all its business. He or she shall preside, when present, at all meetings of stockholders, except when the Chairman or Vice Chairman of the Board presides with the approval of the President and as may otherwise be provided by statute, and, in the absence of any other person designated thereto by these Bylaws, at all meetings of the Board of Directors. He or she shall see that all orders and resolutions of the Board of Directors and the stockholders a carried into effect. He or she shall have general authority to execute bonds, deeds, and contracts in the name of the Corporation and affix the corporate seal thereto; to sign stock certificates; to cause the employment or appointment of such employees and agents of the Corporation as the proper conduct of operations may require, and to fix their compensation, subject to the provisions of these Bylaws; to remove or suspend any employee or agent who shall have been employed or appointed under his or her authority or under authority of an officer subordinate to him or her; to suspend for cause, pending final action by the authority which shall have elected or appointed him or her, any officer subordinate to the President; and, in general, to exercise all the powers and authority usually appertaining to the chief executive officer of a corporation, except as otherwise provided in these Bylaws.

     Section 8. Duties of the Chief Operating Officer. The chief operating officer of the Corporation shall have the power and authority usually appertaining to the chief operating officer of a corporation and shall have such other powers as the Board of Directors or the President may from time to time prescribe.

     Section 9. Duties of Vice Presidents. In the absence of the President or in the event of his inability or refusal to act, the Vice President (or in the event there may be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties and have such other powers as the Board of Directors or the President may from time to time prescribe.

     Section 10. Duties of Assistant Vice Presidents. In the absence of a Vice President or in the event of his inability or refusal to act, the Assistant Vice President (or in the event there shall be more than one, the Assistant Vice Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their appointment) shall perform the duties and exercise the powers of that Vice President, and shall perform such other duties and have such powers as the Board of Directors, the President, or the Vice President under whose supervision he or she is appointed may from time to time prescribe.

     Section 11. Duties of the Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the Executive Committee or other standing committees when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of the Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision he or she shall be. He or she shall have custody of the corporate seal of the Corporation, and he or she, or an Assistant Secretary, shall have the authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall keep and account for all books, documents, papers, and records of the Corporation, except those for which some other officer or agent is properly accountable. He or she shall have authority to sign stock certificates and shall generally perform all the duties usually appertaining to the office of the secretary of a corporation.

     Section 12. Duties of Assistant Secretaries. In the absence of the Secretary or in the event of his or her inability or refusal to act, the Assistant Secretary (or, if there shall be more than one, the Assistant Secretaries in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their appointment) shall perform the duties and exercise the powers as the Board of Directors, the President, or the Secretary may from time to time prescribe.

     Section 13. Duties of the Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings or when the Board of Directors so requires, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he or she shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in his or her possession or under his control belonging to the Corporation. The Treasurer shall be under the supervision of the Vice President in charge of finance, if one is so designated, and he or she shall perform such other duties as may be prescribed by the Board of Directors, the President, or any such Vice President in charge of finance.

     Section 14. Duties of Assistant Treasurers. The Assistant Treasurer or Assistant Treasurers shall assist the Treasurer, and in the absence of the Treasurer or in the event of his or her inability or refusal to act, the Assistant Treasurer (or in the event there shall be more than one, the Assistant Treasurers in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their appointment) shall perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors, the President, or the Treasurer may from time to time prescribe.

     Section 15. Duties of the Controller. The Controller, if one is appointed, shall have supervision of the accounting practices of the Corporation and shall prescribe the duties and powers of any other accounting personnel of the Corporation. He or she shall cause to be maintained an adequate system of financial control through a program of budgets and interpretive reports. He or she shall initiate and enforce measures and procedures whereby the business of the Corporation shall be conducted with the maximum efficiency and economy. If required, he or she shall prepare a monthly report covering the operating results of the Corporation. The Controller shall be under the supervision of the Vice President in charge of finance, if one is so designated, and he or she shall perform such other duties as may be prescribed by the Board of Directors, the President or any such Vice President in charge of finance.

     Section 16. Duties of Assistant Controller. The Assistant Controller or Assistant Controllers shall assist the Controller, and in the absence of the Controller or in the event of his or her inability or refusal to act, the Assistant Controllers in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their appointment, shall perform the duties and exercise the powers of the Controller and perform such other duties and have such other powers as the Board of Directors, the President or the Controller may from time to time prescribe.

                                 ARTICLE VI

                               INDEMNIFICATION

     Section 1. Power to Indemnify in Actions, Suits or Proceedings Other Than Those By or In the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to be believe that his conduct was unlawful.

     Section 2. Power to Indemnify in Actions, Suits or Proceedings By or In the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred, by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 3. Success on the Merits in Defense of Any Action, Suit or Proceeding. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 or 2 of this Article VI or in defense of any claim, issue or matter therein, he shall be indemnified against expense (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Section 4. Authorization of Indemnification. Any indemnification under Sections 1 or 2 of this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or 2 of this Article VI. Such determination shall be made
(a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceedings ("Disinterested Directors"), or (b) if such a quorum is not obtainable, or, even if obtainable, a quorum of Disinterested Directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

     Section 5. Expenses Payable in Advance. Expenses incurred by a director, officer, employee or agent of the Corporation in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors by majority vote of a quorum consisting of Disinterested Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VI.

     Section 6. Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholder or Disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     Section 7. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this
Article VI.

     Section 8. Certain Definitions. For purposes of Article VI, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and reference to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves service by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in Article VI.

     Section 9. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 10. Limitation on Indemnification. Notwithstanding anything contained in this Article VI to the contrary, except for proceedings ordered by a court, the Corporation shall not be obligated to indemnify any director, officer or employee in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors by majority vote of a quorum consisting of Disinterested Directors.

     Section 11. Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this
Article VI to directors and officers of the Corporation if not so conferred herein.

                                 ARTICLE VII

                         DISCLOSURES BY STOCKHOLDERS
                      RESTRICTIONS ON TRANSFER OF STOCK

     Section 1. Certain Transfers Prohibited.

     (A) Prohibited Transfers. Until the earlier of: (i) the expiration in 2011 of the net operating loss carryforwards which the Corporation had as of December 31, 1996; or (ii) such date as shall be fixed by the Board of Directors of the Corporation following a determination by it either that there are no longer available to it any net operating loss carryforwards or that, notwithstanding the remaining availability of net operating loss carryforwards, maintenance of the transfer restrictions shall no longer be in the best interests of the Corporation, except as otherwise provided in this Article VII, no shares of Common Stock shall be transferred or become subject to any agreement to transfer, in any manner whatsoever, whether voluntarily or involuntarily, by sale, contract, warrant, option, gift, operation of law or otherwise (any of the foregoing, a "Transfer"), to any person who beneficially owns directly or through attribution (as determined under Section 382 ("Code
Section 382") of the Internal Revenue Code of 1986, as amended from time to time (the "Code")), 4.9 percent or more of the then issued and outstanding shares of Common Stock or who, after giving effect to such Transfer, would beneficially own directly or through attribution (as determined under Code Section 382) 4.9 percent or more of the value of the then issued and outstanding shares of Common Stock (a "4.9%- Holder").

      The Corporation shall make a prompt public disclosure following any action by the Board of Directors fixing an expiration date for the restrictions on Transfers. For purposes of this Article VII, "Common Stock" includes any option, warrant, contractual agreement or other right to purchase or acquire Common Stock or any securities convertible into exchangeable for Common Stock.

      (B) Permitted Transfers. The following Transfers shall be permitted notwithstanding the provisions of the foregoing subsection (A):

           (i) any acquisition of shares of Common Stock pursuant to a tender offer for all the then issued and outstanding shares of Common Stock;

           (ii) any acquisition of shares of Common Stock pursuant to a merger agreement or acquisition agreement approved by the holders of a majority of the then issued and outstanding shares of Common Stock (and any entry into such an agreement subject to such approval);

           (iii) any Transfer of shares of Common Stock by a 4.9% Holder (a "Transferor") to any other person (a "Transferee") if immediately prior to the Transfer, the Transferee is treated as the beneficial owner of the shares of Common Stock owned by the Transferor through attribution, as determined under Code Section 382;

           (iv) any other Transfer of shares of Common Stock if the Board of Directors of the Corporation, with the advice of counsel, determines that in the judgment of the Board of Directors such Transfer (i) is not likely to materially and adversely affect the Corporation's ability to preserve and utilize the net operating loss carryforwards to which it is then entitled under the Code or (ii) is otherwise in the best interests of and provides a substantial benefit to the Corporation and its shareholders. The Corporation and the Board of Directors shall be fully protected in determining not to exercise their authority under this clause (iv) to authorize a Transfer in relying on the presumption that a Transfer is likely to materially and adversely affect the Corporation's ability to preserve and utilize the net operating loss carryforwards to which it is the entitled under the Code if, together with any other Transfer by persons who at such time are 4.9% Holders that would be permitted under clauses (i) through (iii) of paragraph (b) and under any contractual arrangements to which such 4.9% Holders are parties at such time, such Transfers would result in the percentage of Common Stock of the Company owned by one or more 4.9% Holders having increased by more than 45 percentage points over the lowest percentage of such Common Stock owned by such persons at any time during the testing period (within the meaning of Code Section 382).

           Should the Board of Directors determine that a Transfer be permitted under this clause (iv), such action shall not imply that the Board of Directors will or will not permit subsequent Transfers under this clause
      (iv). In permitting a Transfer under this clause (iv) the Board of Directors may attach such conditions, if any, that it deems necessary or appropriate.

      (C) Effect of Unauthorized Transfer. Any attempted or purported Transfer of Common Stock in violation of this Article VII (an "Unauthorized Transfer") shall be null and void. The Corporation shall not register, recognize or give effect to any transfer that the Corporation believes to be an Unauthorized Transfer in violation of this Article VII, and the intended transferee of any Common stock pursuant to an Unauthorized Transfer shall acquire no rights in such Common Stock. The Corporation's remedies in respect of any such Unauthorized Transfer shall include, but not be limited to, those set forth below, it they may be amended from time to time.

      (D) Legend on Certificates. All certificates for shares of Common Stock issued by the Corporation shall conspicuously bear a legend approved by the Board of Directors which summarizes in an appropriate manner the provisions of this Article VII, as it may be amended from time to time, and any related matters deemed appropriate by the Board of Directors.

      (E) Authority of Corporation and Board. The Corporation and the Board of Directors shall be fully protected in relying in good faith upon the information, opinions, reports or statements of the President, Chief Executive Officer, the Chief Operating Officer, the chief financial officer or the chief accounting officer of the Corporation or the Corporation's legal counsel, independent auditors, transfer agent, investment bankers, and other employees and agents, in making any determination pursuant to subsection (B) above. The Board of Directors of the Corporation is authorized to take such action, to the extent permitted by law and not inconsistent with this Article VII, as it may deem necessary or advisable to enforce and carry out the purpose and provisions of this Article VII.

      Section 2. Unauthorized Transfers.   If an Unauthorized Transfer
purportedly occurs, the provisions set forth below shall apply:

      (A) Notice of Unauthorized Transfer. Within thirty business days of learning that an Unauthorized Transfer has purportedly occurred, the Corporation shall cause to be delivered to the purported transferee (the "Purported Transferee") of the shares (the "Prohibited Stock") purportedly transferred in violation of the terms of these Bylaws stating in substance that the Purported Transferee has purportedly received shares in a transaction that constitutes an Unauthorized Transfer and demanding the Purported Transferee to surrender or cause to be surrendered to an agent designated by the Corporation (the "Agent") certificates representing the Prohibited Stock and any dividends or distributions that such Purported Transferee has received on the Prohibited Stock.

      If the Purported Transferee has purportedly resold the Prohibited Stock before receiving said notice, the Purported Transferee will be required to transfer to the Agent the proceeds of such sale, to the extent in excess of the amount that the Purported Transferee paid for the Prohibited Stock in the unauthorized transfer, together with any dividends or distributions that the Purported Transferee has received on the Prohibited Stock. Unless such purported resale itself constitutes a Prohibited Transfer, in which case the other provisions of this Article VII will apply, the transferee shall be treated as the owner of the Prohibited Stock and as having acquired such Prohibited Stock from the Purported Transferee acting in the capacity as agent for the Corporation. If a surrender of Certificates or a transfer of proceeds required by this subsection (A) is not made within thirty days following delivery of the notice herein provided for the Corporation may institute legal proceedings to compel such surrender or transfer.

     (B) Sale of Prohibited Stock. As soon as practicable following receipt of the Prohibited Stock and surrender of any dividends or distributions that the Purported Transferee has received on the Prohibited Stock, as contemplated by subsection (A) above, the Agent will sell the Prohibited Stock and any non-cash dividends or distributions in an arm's-length transaction (using best efforts to consummate such sale on the Nasdaq National Market or such other national exchange on which the Corporation's common stock is then traded or included for quotation). After applying the proceeds from such sale toward reimbursement of the Purported Transferee for the price that the Purported Transferee paid for the Prohibited Stock in the Unauthorized Transfer (or the fair market value of the Prohibited Stock at the time of the Unauthorized Transfer if such Unauthorized Transfer was by way of gift, devise, or similar transfer), the Agent will pay any remaining proceeds and any cash dividends and distributions so surrendered to organizations described in Section 501(c)(3) of the Code that are designated by the Corporation. In no event shall the proceeds of any such sale by the Agent or the surrender of dividends or distributions inure to the benefit of the Corporation or the Agent, but such amounts may be used to cover expenses incurred by the Agent in performing its duties hereunder prior to any reimbursement being made pursuant to this subsection (B).

     (C) Liability for Damages and Costs. In addition to the remedy described in subsections (A) and (B), any person who knowingly engages in an Unauthorized Transfer shall be liable to the Corporation for any damages and costs incurred by the Corporation as a result of any such violation.

     (D) Disclosure of Shareholdings. Upon demand by the Corporation, the shareholders of the Corporation shall disclose to the Corporation in writing such information with respect to their direct and indirect ownership of Common Stock as the Corporation deems necessary to ensure compliance with this Article VII.

     Section 3. Severability. If any provision included in this Article VII is determined to be void, invalid, or unenforceable by virtue of any legal decision, statute, rule or regulation, then, at the option of the Corporation, the Purported Transferee shall be deemed to have acted on behalf of the Corporation in acquiring the Prohibited Stock and to hold such Prohibited Stock on behalf of the Corporation.

                                ARTICLE VIII

                       CERTIFICATES REPRESENTING STOCK

     Section 1. Right to Certificate. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him or her in the Corporation. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences, and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock; provided, that, except as otherwise provided in
Section 202 of the General Corporation Law of the State of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences, and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences or rights.

     Section 2. Facsimile Signatures. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent, or registrar at the date of issue.

     Section 3. New Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation and alleged to have been lost, stolen, destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of such new certificate.

     Section 4. Transfers. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation, or authority to transfer, it shall be the duty of the Corporation, subject to any proper restrictions on transfer, to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

     Section 5. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be less than 10 nor more than 60 days before the date of such meeting or any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may, but shall not be required to, fix a new record date for the adjourned meeting.

     Section 6. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books a the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not provided by the laws of the State of Delaware.

                                 ARTICLE IX

                              CORPORATE RECORDS

     Section 1. Location. The books, accounts and records of the Corporation may be kept at such place or places within or without the State of Delaware as the Board of Directors may from time to time determine.

     Section 2. Inspection. The books, accounts and records of the Corporation shall be open to inspection by any member of the Board of Directors at all times; and open to inspection by the stockholders at such times, and subject to such regulations as the Board of Directors may prescribe, except as otherwise provided by stature.

     Section 3. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization, and the word "Delaware." The seal may be used by causing it or a facsimile thereof to be impressed, affixed, reproduced, or otherwise.

                                  ARTICLE X

                             GENERAL PROVISIONS

     Section 1. Dividends. Dividends upon the capital stock of the Corporation, if any, subject to the provisions of the Certificate of Incorporation, may be declared by the Board of Directors (but not any committee thereof) at any regular meeting, pursuant to law. Dividends may be paid in cash,


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in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

     Section 2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

     Section 3. Annual Statement. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

     Section 4. Depositories. The Board of Directors shall appoint bank, trust companies, or other depositories in which shall be deposited from time to time the money or securities of the Corporation.

     Section 5. Checks, Drafts and Notes. All checks, drafts, or other orders for the payment and all notes or other evidences of indebtedness issues in the name of the Corporation shall be signed by such officer or officers or agent or agents as shall from time to time be designated by resolution of the Board of Directors or by an officer appointed by the Board of Directors.

     Section 6. Interested Directors: Quorum. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transactions, or solely because his or their votes are counted for such purpose, if: (1) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.


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


                                 ARTICLE XI

                                 AMENDMENTS

     The bylaws of the Corporation may be adopted, amended or repealed by the stockholders entitled to vote; provided, however, that the Board of Directors may also alter or repeal these Bylaws or make new Bylaws. The fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power, to adopt, amend or repeal bylaws.

301823


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